UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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THE SOUTHERN COMPANY

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Southern Company

Highlights

Voting proxy online is quick, easy

Published April 17, 2012

The Southern Company proxy statement is being delivered this week to over 500,000 stockholders, including more than 21,000 employees who own shares through the Employee Savings Plan or some other method.

Employee stockholders are encouraged to participate in the voting process, which can be conducted by phone, Internet or U.S. mail. Five items are up for consideration in this year's proxy; a brief summary of each is included below, along with the board of directors' recommended vote. Stockholders can vote or abstain on each item or vote to accept the board's recommendations on all items.

If you hold shares of Southern Company stock in the Employee Savings Plan or signed up for electronic delivery of proxy materials, you received an email from THE SOUTHERN COMPANY with the subject line, "PLEASE VOTE NOW - SOUTHERN COMPANY NOTICE OF ANNUAL MEETING & PROXY STATEMENT." The email contained a link for you to vote your proxy online. It's quick and easy.

As always, employees are encouraged to read the entire text of the proxy statement before voting. If you have any questions regarding the proxy, call Opal Shorter at 404-506-0813 or 8-506-0813.

Item No. 1: Election of Directors. Each year, stockholders are asked to vote on nominations for the company's board of directors. Directors provide, among other things, oversight of general and specific risks, approve the financial plan, set executive compensation for senior management, declare dividends and elect officers. All of the nominees for the board – with the exception of CEO Tom Fanning – are from outside the company. For more information on the full list of nominees, view pages 14-20. Recommended Vote: "For" the nominees listed in Item No. 1.

Item No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm. Stockholders are being asked to ratify the appointment of Deloitte & Touche LLP by the board's audit committee as Southern Company's independent registered public accounting firm for 2012. Deloitte & Touche has responsibility for expressing opinions on financial statements and the effectiveness of Southern Company's internal controls over financial reporting to ensure compliance with all applicable laws and regulations. For additional information, view page 21. Recommended Vote: "For" Item No. 2.

Item No. 3: Advisory Vote on Named Executive Officers' Compensation. This is a non-binding, or "advisory," vote to approve the compensation of the company's senior leadership – typically referred to as a "say on pay" vote. The compensation committee of the board of directors has recommended an executive pay structure designed to be competitive with that of other companies in the industry; to motivate and reward achievement of Southern Company's goals; to be aligned with the interests of Southern Company's stockholders and its subsidiaries' customers; and that does not encourage excessive risk-taking. For more information on this proposal, view pages 21-22. For more information on executive compensation, view pages 29–65. Recommended Vote: "For" Item No. 3.

Item No. 4: Stockholder Proposal on a Coal Combustion Byproducts Environmental Report. Green Century Capital Management Inc., which holds 120 shares of Southern Company common stock, and Catholic Health East, which holds 154,040 shares of Southern Company common stock, have asked the company to provide a report on its efforts to mitigate the potential effects of coal ash on groundwater above and beyond state and federal requirements. Coal ash is a waste product typically stored in disposal ponds adjacent to coal-fired generating plants. The company already produces a report on coal ash, the "CCB Report," which is updated periodically on southerncompany.com. For more information on this proposal, view pages 22-24. Recommended Vote: "Against" Item No. 4.

Item No. 5: Stockholder Proposal on a Lobbying Contributions and Expenditures Report. The Comptroller of the State of New York, as sole trustee of the New York State Common Retirement Fund, which holds 2,838,582 shares of Southern Company common stock, has asked the company to provide a report on various matters associated with lobbying-related activities of the company. Southern Company posts information on its website about the policies and practices for political spending and lobbying-related activities on southerncompany.com. For more information on this proposal, view pages 24-26. Recommended Vote: "Against" Item No. 5.